Exhibit 3.01

                                   Delaware
                            -------------------- PAGE 1
                                The First State




      I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF "ML CORNERSTONE FUTURESACCESS LLC", FILED IN THIS OFFICE ON THE SEVENTEENTH DAY OF MAY, A.D. 2004, AT 9:16 O'CLOCK P.M.





3804301 8100   [GRAPHIC OMITTED]      /s/ Harriet Smith Windsor
                                      -------------------------
040361892                             Harriet Smith Windsor, Secretary of State
                                      AUTHENTICATION: 3116695

                                               DATE: 05-18-04

                          CERTIFICATION OF FORMATION

                                      OF

                       ML CORNERSTONE FUTURESACCESS LLC


      This Certificate of Formation of ML Cornerstone FuturesAccess LLC (the "LLC"), dated as of May 17, 2004, is being duly executed and filed by Steven
B. Olgin, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C ss.18-101, et seq.).

      FIEST, The name of the limited liability company formed hereby is ML Cornerstone FuturesAccess LLC.

      SECOND, The address of the registered office of the LLC in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

      THIRD, The name and address of the registered agent for service of process on the LLC in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

      IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.


                                               /s/ Steven B. Olgin
                                              -----------------------------
                                               Steven B. Olgin
                                               Authorized Person


State of Delaware
Secretary of State
Division of Corproations
Delivered 10:00PM 05/17/2004
FILED 09:16 PM 05/17/2004
SRV 040361892 - 3804301 FILE